Exhibit 99.1

Kalera Public Limited Company Announces Pricing of $8.84

Million Public Offering

ORLANDO, Fla., October 26, 2022 (GLOBE NEWSWIRE) – Kalera Public Limited Company (“Kalera” or the “Company”) (Nasdaq: KAL), a vertical farming company headquartered in Orlando, Florida, today announced the pricing of its public offering of an aggregate of 68,000,000 units at a public offering price of $0.13 per unit. Each unit consists of one ordinary share (or prefunded warrant in lieu thereof) and two warrants. The warrants will be immediately exercisable at a price of $0.13 per share and expire five years from the date of issuance. Gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses, are expected to be approximately $8.84 million.

Maxim Group LLC is acting as sole placement agent for the offering.

The closing of the offering is expected to occur on or about October 31, 2022, subject to the satisfaction of customary closing conditions.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-267797), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 26, 2022. A prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kalera

Kalera is a vertical farming company headquartered in Orlando, Florida. Kalera uses technology to ensure that more people around the world have access to fresh, nutritious, and clean products. It has spent several years optimizing plant nutrient formulas and developing an advanced automation and data acquisition system with Internet of Things, cloud, big data analytics and artificial intelligence capabilities. Kalera currently operates farms in the US (in Orlando, Florida; Atlanta, Georgia; Houston, Texas and Denver, Colorado), as well as in Kuwait. Additional farms are under development. More information is available at www.kalera.com.

Forward-Looking Statements

This communication includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the transactions disclosed herein, the timing of the consummation of such transactions. These statements are based on various assumptions and/or on the current expectations of Kalera’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Kalera. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; changes in the assumptions underlying Kalera’s expectations regarding its future business; the effects of competition on Kalera’s future business; and the outcome of judicial proceedings to which Kalera is, or may become a party.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Kalera presently do not know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this communication. Kalera anticipate that subsequent events and developments will cause these assessments to change. However, while Kalera may elect to update these forward-looking statements at some point in the future, Kalera specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing Kalera’s assessments as of any date subsequent to the date of this written communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Media Contact:

Kate Komarzec

kkomarzec@lambert.com

(616) 916-4092

Investor Relations Contact:

Aparna Mehra

Eric Birge

ir@kalera.com

(313) 309-9500

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